CabelTEL
International Corporation
                                                                    Exhibit 99.1


                        CABELTEL SELLS MINERAL INTERESTS


For Immediate Release                                    Contact: Oscar Smith
                                                                  Gene Bertcher
                                                                  (972) 407-8400


 Dallas, Texas (Business Wire) May 14, 2008: CabelTel International Corporation (AMEX: GBR, "the Company"), a Dallas-based company announced today that on May 9, 2008 the Company sold certain mineral interest leasehold rights in the Fayetteville Shale area of Arkansas to an unrelated third party. In addition to selling approximately 1,712 acres the Company also exercised an option to acquire an additional 2,398 acres and sold those interests to the same party at the same time. The sale of these interests resulted in the Company receiving cash of approximately $16 million and recording an after tax gain of approximately $14.5 million.

According to Gene S. Bertcher, President and Chief Executive Officer, "The Company intends to continue to pursue opportunities to acquire existing oil and gas operations and or acquire mineral leasehold rights for the purpose of developing oil and gas operations in the future."